                                                    Exhibit 3(a)




                  RESTATED ARTICLES OF INCORPORATION
                            OF NORSTAN, INC.

                              As Amended

                                [SEAL]


         TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, Articles of Incorporation, duly signed and acknowledged under oath, have been filed for record in the office of the Secretary of State, on the --1st-- day of July, A. D. 1960 for the incorporation of

                       Norstan Mfg. Company, Inc.
- -----------------------------------------------------------------------------
under and in accordance with the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 301;

     NOW, THERFORE, I, Joseph L. Donovan, Secretary of State of the State of Minnesota, by virtue of the powers and duties vested in me by law, do hereby certify that the said

                       Norstan Mfg. Company, Inc.
- -----------------------------------------------------------------------------
is a legally organized Corporation under the laws of this State.


                                    Witness my official signature hereunto
                                    subscribed and the Great Seal of the
                                    State of Minnesota hereunto affixed this --first-- day of July in the year of our Lord one thousand nine hundred and sixty.

                                         /s/ Joseph L. Donovan
                                         ------------------------------------
                                                           Secretary of State.

                           ARTICLES OF INCORPORATION
                                      OF
                          NORSTAN MFG. COMPANY, INC.


     We, the undersigned, of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 301, Minnesota Statutes, known as the Minnesota Business Corporation Act, and laws amendatory thereof and supplementary thereto, do hereby associate ourselves as a body corporate and adopt the following Articles of Incorporation:

                                  ARTICLE I.

     The name of this corporation is:

                          NORSTAN MFG. COMPANY, INC.

                                  ARTICLE II.

     Its purposes are as follows:
     To design, develop, research, produce and assemble amusement and other devices and otherwise deal in goods, wares and merchandise of every class and description;

     To hold, buy, sell, lease, mortgage or otherwise encumber real and personal property or any interest therein, of all kinds and descriptions;

     To hold, buy, sell, and invest in notes, stocks, bonds or, other investments of all kinds; and

     To engage in such other activities as in the judgment of the board of directors are reasonably necessary to carry out any of the foregoing purposes and, in general, to have and exercise all powers conferred by the laws of the State of Minnesota in futherance of the purposes hereinbefore expressed.

                                   ARTICLE III.

     Its duration shall be perpetual.

                                   ARTICLE IV.

     The location and post office address of its registered office in this state is 938 Northwestern Bank Building, Minneapolis, Minnesota.

                                    ARTICLE V.

     The amount of stated capital with which this corporation will begin business is One Thousand and no/100 ($1,000.00) Dollars.

                                   ARTICLE VI.

     The total authorized capital stock of this corporation is one million (1,000,000) shares of common stock of the par value of ten cents ($.10) each. All shares, when issued, shall be fully paid for and shall be non-assessable. The shareholders shall not have any pre-emptive rights of any kind and the corporation by its directors may offer for sale and sell, or grant options to subscribe for, or purchase, the same at such times and under such conditions as shall be determined to be for the best interests of the corporation.

                                 ARTICLE VII.

     The names and post office addresses of each of the incorporators are:

      Name                                      Post Office Address
     ------                                    ----------------------

Norman H. Stensager                 8228 First Avenue South, Bloomington,
                                     Minnesota

Sheldon J. Gensler                  2851 Huntington Avenue, St. Louis Park,
                                     Minnesota

Agnes Ellefson                      22 East 22nd Street, Minneapolis, Minnesota

                                  ARTICLE VIII.

     The names, post office addresses and terms of office of the first directors are:


      Name                          Post Office Address              Term
     ------                        ----------------------           ------
Norman H. Stensager     8228 First Avenue South, Bloomington,
                         Minnesota                                  1 year

Sheldon J. Gensler      2851 Huntington Avenue, St. Louis
                         Park, Minnesota                            1 year

Irvin E. Schermer       2306 Parkwoods Road, St. Louis
                         Park, Minnesota                            1 year

Fred P. Berdass         2622 Raleigh Avenue, St. Louis
                         Park, Minnesota                            1 year

Charles C. DeMoss       3322 Holmes Avenue South,
                         Minneapolis, Minnesota                     1 year

      IN WITNESS WHEREOF, We have hereunto set our hands and seals this 28th day of June, 1960.

                                /s/ Norman H. Stensager
IN THE PRESENCE OF:             ------------------------
/s/ Irwin E. Schermer           Norman H. Stensager
- ------------------------
/s/ Bernie E. Shingler
- ------------------------        /s/ Sheldon J. Gensler
                                ------------------------
                                Sheldon J. Gensler

                                /s/ Agnes Ellefson
                                ------------------------
                                Agnes Ellefson


STATE OF MINNESOTA   )
                     ) SS
COUNTY OF HENNEPIN   )

     On this 28th day of June, 1960, personally appeared before me, a notary public, Norman H. Stensager, Sheldon J. Gensler and Agnes Ellefson, to me known to be the persons named in and who executed the foregoing Articles of Incorporation and each acknowledged this to be of his own free act and deed for the uses and purposes therein expressed.



                                /s/ Irwin E. Schermer
                                ------------------------






(Notarial Seal)

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                           NORSTAN MFG. COMPANY, INC.




     We, the undersigned, Norman H. Stensager and Charles C. DeMoss, respectively the president and secretary of Norstan Mfg. Company, Inc., a corporation subject to the provisions of Chapter 301, Minnesota Statutes 1953, known as the Minnesota Business Corporation Act, do hereby certify that pursuant to Section 301.26, Subdivision 11 of said Act, on August 31, 1960, by written authorization signed by all of the holders of shares of stock of said corporation who would be entitled to a notice of meeting of shareholders, Article I. of the Articles of Incorporation of said corporation was amended to read as follows:

                                  "ARTICLE I.

     The name of this corporation is:  NORSTAN RESEARCH
     & DEVELOPMENT COMPANY."

     IN WITNESS WHEREOF, We have subscribed our names and caused the corporate seal of said corporation to be hereto affixed this 14th day of September, 1960.


                                       NORSTAN MFG. COMPANY, INC.

                                       By /s/ Norman H. Stensager
                                         -------------------------
                                         Its President


                                       And /s/ Charles C. DeMoss
                                          ------------------------
                                          Its Secretary

STATE OF MINNESOTA   )
                     )SS
COUNTY OF HENNEPIN   )


     Norman H. Stensager and Charles C. DeMoss, being first duly sworn, on oath depose and say: that they are respectively the president and secretary of Norstan Mfg. Company, Inc., the corporation named in the foregoing certificate; that said certificate contains a true statement of the action of the shareholders of said corporation, duly held as aforesaid; that the seal attached is the corporate seal of said corporation; that said certificate is executed on behalf of said corporation, by its express authority; that they further acknowledged the same to be their free act and deed and the free act and deed of said corporation.


                                /s/ Norman H. Stensager
                                ---------------------------
                                Norman H. Stensager

                                /s/ Charles C. DeMoss
                                ---------------------------
                                Charles C. DeMoss




Subscribed and sworn to before me

this 14th day of September, 1960.

/s/ Sheldon L. Gensler
- ----------------------



(Notarial Seal)

                   CERTIFICATE OF CHANGE OF REGISTERED OFFICE
                                       BY
                     NORSTAN RESEARCH & DEVELOPMENT COMPANY

                   We, Sidney R. Cohen and Richard Cohen, respectively the President and Secretary of Norstan Research & Development Company, a Minnesota corporation organized under or subject to the provisions of Chapter 301, Minnesota Statutes, hereby certify that the following resolutions were adopted by the Board of Directors of said corporation on the 15th day of July, A. D. 1971, to wit:

RESOLVED that the registered office in this state be changed from 938 Northwestern Bank Building in the City of Minneapolis, County of Hennepin, to 524 North Fifth Street, in the City of Minneapolis, County of Hennepin.

RESOLVED that the effective date of the change of registered office shall be the date of the filing hereof with the Secretary of State of Minnesota.

RESOLVED FURTHER that the President and the Secretary of this corporation be and are hereby authorized and directed to make, execute and acknowledge a certificate under the corporate seal of this corporation embracing the foregoing resolutions and to cause such certificate to be filed in accordance with the provisions of Chapter 301, Minnesota Statutes.



                                       /s/ Sidney R. Cohen
                                       -------------------------
                                       President

                                       /s/ Richard Cohen
                                       -------------------------
                                       Secretary


                                       (Corporate Seal)



Subscribed and sworn to before
me this 15th day of July, 1971.

/s/ Winston E. Munson
- -------------------------------

(Notarial Seal)

                                 CERTIFICATE OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                     NORSTAN RESEARCH & DEVELOPMENT COMPANY

     We, the undersigned, President and Secretary, respectively, of Norstan Research & Development Company, a Minnesota corporation, do hereby certify that at a duly called meeting of the shareholders of said corporation held on the 12th day of July, 1973, prior notice of which meeting had been duly mailed to each shareholder of record, the following resolutions adopting Restated Articles of Incorporation were adopted by the affirmative vote of the holders of a majority of the voting power of all shareholders entitled to vote and said resolutions did not receive the negative vote of the holders of more than one-fourth of the voting power of all shareholders entitled to vote:

         RESOLVED, That the shareholders of Norstan Research & Development Company do hereby adopt the following Restated Articles of Incorporation, which consist of the original Articles of Incorporation, as amended to date, together with certain additional amendments to said original Articles of Incorporation and which Restated Articles of Incorporation shall, and hereby do, supersede and take the place of the existing Articles of Incorporation of Norstan Research & Development Company and all amendments thereto.

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                     NORSTAN RESEARCH & DEVELOPMENT COMPANY

                              ARTICLE I

     The name of the corporation is NORSTAN RESEARCH & DEVELOPMENT COMPANY.

                              ARTICLE II

     The corporation shall have the following purposes:

     To design, develop, research, produce and assemble amusement and other devices and other wise deal in goods, wares and merchandise of every class and description;

     To hold, buy, sell, lease, mortgage or otherwise encumber real and personal property or any interest therein, of all kinds and descriptions;

     To hold, buy, sell and invest in notes, stocks, bonds or other investments of all kinds; and

     To engage in such other activities as in the judgment of the Board of Directors are reasonably necessary to carry out any of the foregoing purposes.

     In addition, the corporation shall have general business purposes and shall have unlimited power to engage in, and to do any lawful act concerning, any and all lawful businesses for which corporations may be organized under the Minnesota Business Corporation Act and all amendments thereto.

                              ARTICLE III

     The duration of the corporation shall be perpetual.

                              ARTICLE IV

     The location and post office address of the corporation's registered office in the State of Minnesota shall be 524 North Fifth Street, Minneapolis, Minnesota 55401.

                              ARTICLE V

     The total authorized number of par value common shares of the corporation shall be Three Million (3,000,000), all of one class, and par value of each share shall be Ten Cents($.10).

                              ARTICLE VI

     The shareholders of the corporation shall not have the pre-emptive right to subscribe for or to purchase any of the shares or other securities, warrants or rights of the corporation, now or hereafter authorized, including any of the same which may, from time to time, be in the treasury of the corporation. The shareholders of the corporation are hereby denied the right of cumulative voting.

                              ARTICLE VII

     The amount of stated capital at the time of the adoption of these Restated Articles of Incorporation is the sum of Seventy-Seven Thousand Seven Hundred Fifty Dollars ($77,750.00)

                              ARTICLE VIII
     The names and post office addresses of the directors of the corporation at the time of the adoption of these Restated Articles of Incorporation are as follows:

              NAME                     ADDRESS

       Sidney R. Cohen              524 North Fifth Street
                                    Minneapolis, Minnesota
       Arnold Lehrman               Shelard Plaza, Suite 660
                                    Highway 12 & County Road 18
                                    Minneapolis, Minnesota
       Richard W. Cohen             524 North Fifth Street
                                    Minneapolis, Minnesota
       Winston E. Munson            1000 First National
                                    Bank Building
                                    Minneapolis, Minnesota
       Sheldon J. Gensler           2716 Tanglewood Drive
                                    Sarasota, Florida
       David B. Trach               2531 Kipling Avenue
                                    Minneapolis, Minnesota
       Carl A. Berg                 8821 Science Center Drive
                                    New Hope, Minnesota
       James S. Sidwell             8521 Westmoreland
                                    St. Louis Park, Minnesota

     The number of directors of the corporation shall not be less than three
(3) nor more than fifteen (15), and each shall hold office for a term of one
(1) year or such shorter term as may be specifically provided at the time of election and until his successor is duly elected. The terms of office of the above directors shall be until the next annual meeting of shareholders and until their respective successors are duly elected.

                              ARTICLE IX

     The Board of Directors shall have the power and authority to make and alter the Bylaws of the corporation subject to the power of the shareholders to change or repeal such Bylaws; provided, however, that the Board of Directors shall not alter any Bylaw fixing their qualifications, classifications, terms of office, or number, except that the Board of Directors may make or alter any Bylaw to increase their number up to a maximum of fifteen (15).

                              ARTICLE X

     The power and authority to accept and reject subscriptions for shares and other securities, and to allot shares and other securities, and to otherwise issue, sell, transfer and otherwise dispose of the shares and other securities of the corporation, whether authorized and unissued or in the treasury of the corporation and whether made or done before or after incorporation, is hereby granted to and vested in the Board of Directors of the corporation. The Board of Directors, without action by the shareholders, may from time to time, offer for subscription, or otherwise issue or sell, or grant rights, warrants or options for the subscription to or purchase of any of the authorized share or other securities of the corporation not then issued or which may have been issued and reacquired as treasury shares or other securities by the corporation, and any or all of any increased shares or other securities of any class that may hereafter be authorized for such consideration as the directors may determine. In connection with any rights, warrants or options granted by the Board of Directors, the Board of Directors is authorized to fix the terms, provisions and conditions of such rights, warrants or options, including the conversion basis or bases and the option or warrant price or prices at which shares may be purchased or subscribed for and to authorize the issuance thereof. The Board of Directors may specify in amount or value the proportions of the consideration over and above the par value of any share, on its issue or sale, which shall be capital and which shall be surplus. Bonds, debentures, certificates of indebtedness, bonds convertible into shares, debentures convertible into shares, or other debt securities, may be issued, sold or disposed of pursuant to resolution of the Broad of Directors, without action by the shareholders, for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion. The Board of Directors is hereby authorized and empowered to fix or alter, as to shares unallotted at the time, any or all of the following matters, to-wit: (1) the dividend rate; (2) the redemption price; (3) the liquidation price; (4) the conversion rights; (5) the sinking or purchase fund rights of any shares or other securities; or (6) the number of shares in any series of any class, all in the manner and in accordance with the statutes, as the same may be from time to time, for such cases made and provided.

                               ARTICLE XI

     The holders of a majority of the outstanding shares of the corporation entitled to vote on the questions, respectively, shall have the power to authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, including its good will, upon such terms and conditions and for such consideration, which may be money, shares, bonds or other instruments for the payment of money or other property, as the Board of Directors deems expedient; to amend the Restated Articles of Incorporation of the corporation; and to adopt or reject an agreement of consolidation or merger.

              FURTHER RESOLVED, That the President and the Secretary of the corporation are hereby authorized and directed to prepare, execute and file for record a proper Certificate of Restated Articles of Incorporation of Norstan Research
              & Development Company, reciting that the Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation of Norstan Research & Development Company and all amendments thereto, and said officers are hereby authorized and directed to pay all fees in connection therewith, and to do all other acts and things necessary, required or convenient to carry out the purposes hereof.

     The undersigned do hereby further certify that the total authorized number of shares has been increased to Three Million (3,000,000), all of said shares being of one class and each share having the par value of Ten Cents ($.10); and that the Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation of Norstan Research & Development Company and all amendments thereto.

     IN WITNESS WHEREOF, the undersigned, as President and Secretary, respectively, of Norstan Research & Development Company have hereunto set their respective hands and affixed the corporate seal of said corporation this 13 day of July, 1973.

                                       [SEAL]

IN PRESENCE OF:                        NORSTAN RESEARCH & DEVELOPMENT
                                       COMPANY


/s/ Sara Rietz                         /s/ Sidney R. Cohen
- -------------------------              ------------------------------
                                       Sidney R. Cohen, President


/s/ Arnold Lehrman                     /s/ Winston E. Munson
- -------------------------              ------------------------------
                                       Winston E. Munson, Secretary

STATE OF MINNESOTA)
                  ) SS.
COUNTY OF HENNEPIN)



     On this 13th day of July, 1973, before me, a Notary Public, within and for said County, personally appeared Sidney R. Cohen and Winston E. Munson, to me personally known, who being each by me duly sworn, did say that they are respectively the President and Secretary of NORSTAN RESEARCH & DEVELOPMENT COMPANY, the corporation named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its shareholders, and said Sidney R. Cohen and Winston E. Munson acknowledged said instrument to be the free act and deed of said corporation.


                                   /s/ Roger V. Stagberg
                                ----------------------------------
                                Notary Public, Hennepin County

                                          [SEAL]

                                   CERTIFICATE OF
                        RESTATED ARTICLES OF INCORPORATION
                                        OF
                      NORSTAN RESEARCH & DEVELOPMENT COMPANY

     We, the undersigned, President and Secretary, respectively, of Norstan Research & Development Company, a Minnesota corporation, do hereby certify that at a duly called meeting of the shareholders of said corporation held on the 18th day of July, 1974, prior notice of which meeting had been duly mailed to each shareholder of record, the following resolutions adopting Restated Articles of Incorporation were adopted by the affirmative vote of the holders of more than two-thirds of the voting power of all shareholders entitled to vote:

              RESOLVED, That the shareholders of Norstan
              Research & Development Company do hereby adopt the following Restated Articles of Incorporation which consist of the existing
              Restated Articles of Incorporation, together with certain amendments thereto, and which Restated Articles of Incorporation shall, and hereby do, supersede and take the place of the existing Restated Articles of Incorporation of Norstan Research & Development Company and all amendments thereto.

                        RESTATED ARTICLES OF INCORPORATION
                                       OF
                     NORSTAN RESEARCH & DEVELOPMENT COMPANY


                              ARTICLE I

                The name of the corporation is NORSTAN RESEARCH & DEVELOPMENT COMPANY.

                              ARTICLE II

                The corporation shall have the following purposes:

                To design, develop, research, produce and assemble amusement and other devices and otherwise deal in goods, wares and merchandise of every class and description;

                To hold, buy, sell, lease, mortgage or otherwise encumber real and personal property or any interest therein, of all kinds and descriptions;

                To hold, buy, sell and invest in notes, stocks, bonds or other investments of all kinds; and

                To engage in such other activities as in the judgement of the Board of Directors are reasonably necessary to carry out any of the foregoing purposes.

                In addition, the corporation shall have general business purposes and shall have unlimited power to engage in, and to do any lawful act concerning, any and all lawful businesses for which corporations may be organized under the Minnesota Business Corporation Act and all amendments thereto.

                              ARTICLE III

                The duration of the corporation shall be perpetual.

                              ARTICLE IV

                The location and post office address of the corporation's registered office in the State of Minnesota shall be 524 North Fifth Street, Minneapolis, Minnesota 55401.

                              ARTICLE V

                The total authorized number of par value common shares of the corporation shall be Three Million (3,000,000), all of one class, and the par value of each share shall be Ten Cents ($.10).

                              ARTICLE VI

                The shareholders of the corporation shall not have the pre-emptive right to subscribe for or to purchase any of the shares or other securities, warrants or rights of the corporation, now or hereafter authorized, including any of the same which may, from time to time, be in the treasury of the corporation. The shareholders of the corporation are hereby denied the right of cumulative voting.

                              ARTICLE VII

                The amount of stated capital at the time of the adoption of these Restated Articles of Incorporation is the sum of Ninety-Seven Thousand Nine Hundred Fifty and no/100 Dollars ($97,950.00).

                              ARTICLE VIII

                The names and post office addresses of the directors of the corporation at the time of the adoption of these Restated Articles of Incorporation are as follows:

                NAME                      ADDRESS

          Sidney R. Cohen            524 North Fifth Street
                                     Minneapolis, Minnesota

          Arnold Lehrman             Shelard Plaza, Suite 660
                                     400 South County Road 18
                                     Minneapolis, Minnesota

          Richard W. Cohen           524 North Fifth Street
                                     Minneapolis, Minnesota

          Winston E. Munson          1000 First National Bank Bldg.
                                     Minneapolis, Minnesota

          Sheldon J. Gensler         2716 Tanglewood Drive
                                     Sarasota, Florida

          David B. Trach             2531 Kipling Avenue
                                     St. Louis Park, Minnesota

          Carl A. Berg               8821 Science Center Drive
                                     New Hope, Minnesota

          James S. Sidwell           8521 Westmoreland Lane
                                     St. Louis Park, Minnesota

                The number of directors of the corporation shall not be less than three (3) nor more than fifteen (15), and each shall hold office for a term of one (1) year or such shorter term as may be specifically provided at the time of election and until his successor is duly elected. The terms of office of the above directors shall be until the next annual meeting of shareholders and until their respective successors are duly elected.

                              ARTICLE IX

                The Board of Directors shall have the power and authority to make and alter the Bylaws of the corporation subject to the power of the shareholders to change or repeal such Bylaws; provided, however, that the Board of Directors shall not alter any Bylaw fixing their qualifications, classifications, terms of office, or number, except that the Board of Directors may make or alter any Bylaw to increase their number up to a maximum of fifteen (15).

                              ARTICLE X

                The power and authority to accept and reject subscriptions for shares and other securities, and to allot shares and other securities, and to otherwise issue, sell, transfer and otherwise dispose of the shares and other securities of the corporation, whether authorized and unissued or in the treasury of the corporation and whether made or done before or after incorporation, is hereby granted to and vested in the Board of Directors of the corporation. The Board of Directors, without action by the shareholders, may from time to time, offer for subscription, or otherwise issue or sell, or grant rights, warrants or options for the subscription to or purchase of any of the authorized shares or other securities of the corporation not then issued or which may have been issued and reacquired as treasury shares or other securities by the corporation, and any or all of any increased shares or other securities of any class that may hereafter be authorized for such consideration as the directors may determine. In connection with any rights, warrants or options granted by the Board of Directors, the Board of Directors is authorized to fix the terms, provisions and conditions of such rights, warrants or options, including the conversion basis or bases and the option or warrant price or prices at which shares may be purchased or subscribed for and to authorize the issuance thereof. The Board of Directors may specify in amount or value the proportions of the consideration over and above the par value of any share, on its issue or sale, which shall be capital and which shall be surplus. Bonds, debentures, certificates of indebtedness, bonds convertible into shares, debentures convertible into shares, or other debt securities, may be issued, sold or disposed of pursuant to resolutions of the Board of Directors, without action by the shareholders, for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion. The Board of Directors is hereby authorized and empowered to fix or alter, as to shares unallotted at the time, any or all of the following matters, to-wit: (1) the dividend rate;
(2) the redemption price; (3) the liquidation price; (4) the conversion rights; (5) the sinking or purchase fund rights of any shares or other securities; or (6) the number of shares in any series of any class, all in the manner and in accordance with the statutes, as the same may be from time to time, for such cases made and provided.

                              ARTICLE XI

                The holders of a majority of the outstanding shares of the corporation entitled to vote on the questions, respectively, shall have the power to authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, including its good will, upon such terms and conditions and for such consideration, which may be money, shares, bonds or other instruments for the payment of money or other property, as the Board of Directors deems expedient; to amend the Restated Articles of Incorporation of the corporation; and to adopt or reject an agreement of consolidation or merger.

              FURTHER RESOLVED, That the President and the Secretary of the corporation are hereby authorized and directed to prepare, execute and file for record a proper Certificate of Restated Articles of Incorporation of Norstan Research & Development Company, reciting that the Restated Articles of Incorporation supersede and take the place of the existing Restated Articles of Incorporation of Norstan Research & Development Company and all amendments thereto, and said officers are hereby authorized and directed to pay all fees in connection therewith, and to do all other acts and things necessary, required or convenient to carry out the purposes hereof.

                   The undersigned do hereby further certify that the total authorized number of shares is Three Million (3,000,000), all of said shares being of one class and each share having the par value of Ten Cents ($.10); and that the Restated Articles of Incorporation superscede and take the place of the existing Restated Articles of Incorporation of Norstan Research & Development Company and all amendments thereto.

                   IN WITNESS WHEREOF, the undersigned, as President and Secretary, respectively, of Norstan Research & Development Company have hereunto set their respective hands and affixed the corporate seal of said corporation this 18th day of July, 1974.

IN PRESENCE OF:                        NORSTAN RESEARCH & DEVELOPMENT COMPANY

/s/ Frederick L. Thorson                /s/ Sidney R. Cohen
- -------------------------------        -------------------------------
                                       Sidney R. Cohen, President

/s/ George R. A. Johnson                /s/ Winston E. Munson
- -------------------------------        -------------------------------
                                       Winston E. Munson, Secretary

STATE OF MINNESOTA)
                  ) SS.
COUNTY OF HENNEPIN)

                   On this 18th day of July, 1974, before me, a Notary
Public, within and for said County, personally appeared Sidney R. Cohen and Winston E. Munson, to me personally known, who being each by me duly sworn, did say that they are respectively the President and Secretary of NORSTAN RESEARCH & DEVELOPMENT COMPANY, the corporation named in the forgoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its shareholders, and said Sidney R. Cohen and Winston E. Munson acknowledged said instrument to be the free act and deed of said corporation


                                        /s/ Frederick L. Thorson
                                       -----------------------------------
                                       Notary Public, Hennepin County


                                                FREDERICK L. THORSON
                                       Notary Public, Hennepin County, Minn.
                                       My Commission Expires April 20, 1977.

                CONSENT TO USE OF SIMILAR CORPORATE NAME OR TITLE
                                       BY

                     Norstan Research & Development Company
                -------------------------------------------------
                         Name of Consenting Corporation
                                       TO

                      Norstan Communications Systems, Inc.
                -------------------------------------------------
                             Name of New Corporation



To:
Secretary of State
State Capitol, St. Paul, Minn. 55101

     The Norstan Research & Development Company, a corporation created, organized and existing under and by virtue of the laws of the (State of Minnesota), hereby consents to the use of the name

                      Norstan Communications Systems, Inc.
- --------------------------------------------------------------------------------
by a corporation organized or qualified under the laws of the State of Minnesota, and hereby requests the Secretary of State of the State of Minnesota to accept for record the Amendment to the Articles of Incorporation of said corporation, setting forth therein its name as above.

     In Testimony Whereof, we have hereunto affixed our signatures and the seal of the corporation consistent with the provisions of Section 301.05, Subd. 2, Minnesota Statutes, this 23rd day of June__________________ A.D. 1975.


AFFIX
CORPORATE
SEAL
                                       NORSTAN RESEARCH & DEVELOPMENT COMPANY
                                       --------------------------------------
                                           Title of consenting corporation

                                       By /s/ Sidney R. Cohen
                                         ------------------------------------
                                            Sidney R. Cohen, President

ATTEST:

/s/ Winston E. Munson
- ----------------------------------
Winston E. Munson, Secretary



Filing fee $4.00

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                     NORSTAN RESEARCH & DEVELOPMENT COMPANY


              We, the undersigned, President and Secretary, respectively, of Norstan Research & Development Company, a Minnesota corporation, do hereby certify that at the annual meeting of the shareholders of said corporation duly held at the main office of the Northwestern National Bank of Minneapolis, Minneapolis, Minnesota, on the 21st day of July, 1977, pursuant to written notice of the time, place and purpose of said meeting, the following resolutions amending the Articles of Incorporation of said corporation were duly adopted by the shareholders of said corporation:

         RESOLVED, that Article I of the Articles of Incorporation of the Company be amended to read as follows:

         "The name of the corporation is Norstan, Inc."

         FURTHER RESOLVED, that the President and Secretary of the corporation are hereby authorized and directed to prepare, execute and file for record a proper Certificate of Amendment of Articles of Incorporation of Norstan Research & Development Company, and said officers are hereby authorized and directed to do all other acts and things necessary, required or convenient to carry out the purposes hereof.

              IN WITNESS WHEREOF, the undersigned, as President and Secretary, respectively, of Norstan Research & Development Company have hereunto set their respective hands and caused the seal of said corporation to be hereunto affixed this 28th day of July, 1977.



IN PRESENCE OF:                        NORSTAN RESEARCH & DEVELOPMENT COMPANY

/s/ Roger V. Stagberg                  /s/ Sidney R. Cohen
- -------------------------------        -------------------------------
                                       Its President

/s/ Geneviene Neumann                   /s/ Winston E. Munson
- -------------------------------        -------------------------------
                                       Its Secretary


                                (Corporate Seal)

STATE OF MINNESOTA)
                  ) ss.
COUNTY OF HENNEPIN)

     On this 29th day of May, 1977, before me, a Notary Public within and for said County, personally appeared Sidney R. Cohen and Winston E. Munson, to me personally known, who, being each by me duly sworn, did say that they are respectively the President and the Secretary of Norstan Research & Development Company, the corporation named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Sidney R. Cohen and Winston E. Munson acknowledged said instrument to be the free act and deed of said corporation.

                                       /s/ Roger V. Stagberg
                                       ----------------------------------------
                                       (Notary Public)

                   CERTIFICATE OF CHANGE OF REGISTERED OFFICE
                                      By

                                NORSTAN, INC.

We, Sidney R. Cohen and Winston E. Munson respectively the _________ President and ________ Secretary of Norstan, Inc. a Minnesota corporation organized under or subject to the provisions of Chapter 301 Minnesota Statutes, hereby certify that the following resolutions were adopted by the Board of Directors of said corporation on the 16th day of August, A.D. 1979, to wit:

  "Resolved that the registered office in this state be changed from 524 North Fifth Street in the city of Minneapolis County of Hennepin to number 15755 - 32nd Avenue North in the city of Plymouth County of Hennepin"

  "Resolved that the effective date of the change of registered office shall be the date of the filing hereof with the Secretary of State of Minnesota."

  "Resolved further that the _______ President and the _______ Secretary of this corporation be and are hereby authorized and directed to make, execute and acknowledge a certificate under the corporate seal of this corporation embracing the foregoing resolutions and to cause such certificate to be filed in accordance with the provisions of Chapter 301, Minnesota Statutes."

                                           /s/ SIDNEY R. COHEN
                                        --------------------------
                                                President
                                               Sidney R. Cohen

                                           /s/ WINSTON E. MUNSON
                                        --------------------------
                                                Secretary
                                               Winston E. Munson

CORPORATE SEAL


Subscribed and sworn to before me this 16th day of August
A.D. 1979.

                                        /s/ FREDERICK L. THORSON
                                        --------------------------
                                            Notary Public

                                        Hennepin County, Minn.

                                        My Commission Expires: 4/20/84

NOTARIAL SEAL

                              ARTICLES OF AMENDMENT
                                       OF
                        RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 NORSTAN, INC.


          We, the undersigned, President and Secretary, respectively, of Norstan, Inc., a Minnesota corporation, do hereby certify that at the annual meeting of the shareholders of said corporation duly held in the Directors Room at the main office of the Northwestern National Bank of Minneapolis, Minneapolis, Minnesota, on the 20th day of August, 1981, pursuant to written notice of the time, place and purpose of said meeting, the following resolutions amending the Restated Articles of Incorporation of said corporation were duly adopted by the shareholders of said corporation:

      RESOLVED, that Article V of the Restated Articles of Incorporation of Norstan, Inc. be and the same be amended to read as follows:

                                "ARTICLE V

           "The total authorized number of par value common shares of the corporation shall be Ten Million (10,000,000), all of one class, and the par value of each share shall be Ten Cents ($.10)."

      FURTHER RESOLVED, that the President and the Secretary of the corporation are hereby authorized and directed to prepare, execute, and file for record a proper Certificate of Amendment of the Restated Articles of Incorporation of Norstan, Inc., and said officers are hereby authorized and directed to do all other acts and things necessary, required or convenient to carry out the purposes hereof.

           IN WITNESS WHEREOF, the undersigned, as President and Secretary, respectively, of Norstan, Inc. have hereunto

Set their respective hands and caused the seal of and corporation to be hereunto affixed this 24th day of August, 1981.


in presence of:                        NORSTAN, INC.

 /s/ Cynthia Michael                       /s/ Sidney R. Cohen
- -----------------------------------    By -----------------------------------
                                          Its President

 /s/ Diana L. McGrail                      /s/ Winston E. Munson
- -----------------------------------    By -----------------------------------
                                          Its Secretary



                                       (Corporate Seal)




STATE OF MINNESOTA)
                  ) ss.
COUNTY OF HENNEPIN)


          On this 24th day of August, 1981, before me, a Notary Public within and for said County personally appeared Sidney R. Cohen and Winston E.
Munson, to me personally known, who, being each by me duly sworn, did say that they are respectively the President and the Secretary of Norstan, Inc., the corporation named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Sidney R. Cohen and Winston E. Munson acknowledged said instrument to be the free act and deed of said corporation.

                                        /s/  Diana L. McGrail
                                       --------------------------------------
                                       Notary Public
        [SEAL]

                              ARTICLES OF AMENDMENT
                                       OF
                        RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 NORSTAN, INC.


          We, the undersigned, Paul Baszucki and Winston E. Munson, respectively the President and Secretary of Norstan, Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, do hereby certify that at a meeting of the shareholders of said corporation, duly held on the 29th day of September, 1987, pursuant to notice duly mailed to all shareholders of record, the following resolutions were duly adopted by the affirmative vote of the holders of more than a majority of the voting power of the shares outstanding and entitled to vote:

RESOLVED, that the Restated Articles of Incorporation of Norstan, Inc. shall be hereby amended by adding thereto a new Article XII which shall read as follows:

                                "ARTICLE XII

              "A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, (c) under section 302A.559 of the Minnesota Business Corporation Act or
      section 80A.23 of the Minnesota Securities Act, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring prior to the effective date of this
      Article XII. If the Minnesota Business Corporation Act is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended.

              "Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

      FURTHER RESOLVED, That the President and the Secretary of the corporation are hereby authorized and directed to prepare, execute, and file for record with the Secretary of State of the State of Minnesota proper Articles of Amendment of the Restated Articles of Incorporation, setting forth the foregoing amendment, and to pay all fees in connection therewith, all as required by law, and to do all other acts and things necessary, required or convenient to carry out the purposes hereof.

          IN WITNESS WHEREOF, we have subscribed our names this 29th day of September, 1987.


                                                 /s/ Paul Baszucki
                                       ---------------------------------------
                                       Paul Baszucki, President

(CORPORATE SEAL)

                                                /s/  Winston E. Munson
                                       ---------------------------------------
                                       Winston E. Munson, Secretary


STATE OF MINNESOTA)
                  ) ss.
COUNTY OF HENNEPIN)

          The foregoing instrument was acknowledged before me this 29th day of September, 1987 by Paul Baszucki and Winston E. Munson, respectively the president and the secretary of Norstan, Inc., a Minnesota corporation, on behalf of said corporation.

                                        /s/ Diana L. McGrail
                                       --------------------------------------
                                       Notary Public

[SEAL]

                              STATE OF MINNESOTA
                       OFFICE OF THE SECRETARY OF STATE

        Notice of Change of Registered Office-Registered Agent or Both
                                       by

- -------------------------------------------------------------------------------
Name of Corporation
          Norstan, Inc.
- -------------------------------------------------------------------------------

Pursuant to Minnesota Statutes, Section 302A.123, the undersigned hereby certifies that the Board of Directors of the above named Minnesota Corporation has resolved to change the corporation's registered office or agent:

Note: the 'From' address must be the registered office address as shown in item #2 on the rejection notice label.

FROM
- -------------------------------------------------------------------------------
    Agent's     (Fill in this box only of you already have an agent. Do NOT list
     Name       the corporate name in this box.)
- -------------------------------------------------------------------------------
   Address
(No. & Street)  15755 32nd Ave N
- -------------------------------------------------------------------------------
                City                             County          MN   Zip
                Plymouth                         Henn                 55340
- -------------------------------------------------------------------------------


TO
- -------------------------------------------------------------------------------
    Agent's
     Name
- -------------------------------------------------------------------------------
   Address      (You may not list a P.O. Box, but you may list a rural route
(No. & Street)  and box number.)
                6900 Wedgwood Road  Suite 150
- -------------------------------------------------------------------------------
                City                             County          MN   Zip
                Maple Grove                      Henn                 55369
- -------------------------------------------------------------------------------
The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3.

               This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:
                                 ------------------------------
                                          August 1, 1988
                                 ------------------------------

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this Certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

      ------------------------------------------------------------------
      Name of Officer or Other Authorized    Signature
      Agent or Corporation

            James D. Bonneville              /s/ James D. Bonneville
      ------------------------------------------------------------------
      Title or Office                        Date

      Exe. VP Finance & Admin                Feb. 7, 1989
      ------------------------------------------------------------------


       Do not write below this line. For Secretary of State's use only.
- -------------------------------------------------------------------------------
              Receipt Number                     File Data        D.A.R.
- -------------------------------------------------------------------------------




- -------------------------------------------
FILING FEE: $25.00

Return To: Corporation Division
           Office of the Secretary of State
           180 State Office Building
           St. Paul, MN 55155

                               CERTIFICATE OF AMENDMENT
                                          OF
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                                     NORSTAN, INC.

     The undersigned, Ervin F. Kamm, Jr. and Winston E. Munson, the President and Secretary, respectively, of Norstan, Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes (the "Corporation"), do hereby certify that by a required majority of the shareholders at the duly called annual meeting of shareholders of the Corporation, held on September 9, 1993, the following resolutions were duly adopted:

     RESOLVED, that Article V of the Restated Articles of
     Incorporation of Norstan, Inc. be and the same be amended to read as follows:

                               "ARTICLE V

               "The total authorized number of par value common shares of the corporation shall be Twenty Million (20,000,000), all of one class, and the par value of each share shall be Ten Cents ($.10)."

     FURTHER RESOLVED, that the President and Secretary of the corporation are hereby authorized and directed to prepare, execute and file for record a proper Certificate of Amendment of the Restated Articles of Incorporation of Norstan, Inc., and said officers are hereby authorized and directed to do all other acts and things necessary, required or convenient to carry out the purposes hereof.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment this 9th day of September, 1993.


                                          /s/ Ervin F. Kamm, Jr.
                                          --------------------------------
                                          Ervin F. Kamm, Jr., President


                                          /s/ Winston E. Munson
                                          --------------------------------
                                          Winston E. Munson, Secretary

                                  STATE OF MINNESOTA
                                  SECRETARY OF STATE
                         NOTICE OF CHANGE OF REGISTERED OFFICE/
                                  REGISTERED AGENT

         Please read the instructions on the back before completing this form.

1.  Corporate Name: Norstan, Inc.

2. Registered Office Address (No. & Street): List a complete street address or rural route box number. A POST OFFICE BOX IS NOT ACCEPTABLE.

    605 Highway 169, Plymouth               Hennepin                 55441
    Street             City                 County            MN     Zip

3. Registered Agent (Registered agents are required for foreign corporations but optional for MINNESOTA corporations): None

    If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317.19, 317A.123 or 322b.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in MINNESOTA STATUTES SECTION 609.48 as if I had signed this certificate under oath.



/s/ Winston E. Munson
- ------------------------------------------
SIGNATURE OF AUTHORIZED PERSON
Winston E. Munson

Name and Telephone Number of a Contract Person: Winston E. Munson (612) 305-1458
                                               ---------------------------------

- --------------------------------------------------------------------------------
                                                       OFFICE USE ONLY

Filing Fee: Minnesota Corporations, Cooperatives
            and Limited Liability Companies: $35.00

            Non-Minnesota Corporations: $50.00

            Make checks payable to: Secretary of State

Return to:  Minnesota Secretary of State
            180 State Office Building
            100 Constitution Ave.
            St. Paul, MN 55155-1299
            (612) 296-2803

                                 ARTICLES OF AMENDMENT
                                          OF
                            RESTATED ARTICLES OF INCORPORATION
                                          OF
                                     NORSTAN, INC.

     I, the undersigned, Paul Baszucki, Co-Chairman of the Board of Directors and Chief Executive Officer of Norstan, Inc., a corporation subject to the provisions of Chapter 302A, Minnesota statutes, known as the Minnesota Business Corporation Act, do hereby certify that the resolutions hereinafter set forth were duly adopted by the affirmative vote of a majority of the director present and entitled to vote at a meeting of the Board of Directors duly held on June 20, 1996, pursuant to which the Board of Directors declared a share division in the form of a 2 for 1 stock split on the outstanding shares of common stock of the Corporation and increased the authorized common stock of the Corporation:

         NOW, THEREFORE, BE IT RESOLVED, that the directors hereby declare a two-for-one stock split of the outstanding common stock of the Corporation, payable in shares of common stock of the Corporation on July 31, 1996 to the shareholders of record of the Corporation, in proportion to their holdings, at the close of business on July 15, 1996 ("Record Date"), said shares to be issued from the authorized and unissued common stock of the Corporation, and that sufficient shares of the authorized and unissued common stock of the Corporation are hereby set aside for this purpose, and that a required amount of earned surplus, if any, at the par value of $.10 per share shall be transferred to the capital account of the Corporation in connection with this stock split; and

         RESOLVED FURTHER, that Norwest Bank Minnesota, N.A. is hereby authorized and directed to issue on July 31, 1996 to the stockholders of record at the close of business on July 15, 1996, in payment of said stock split, stock certificates for as many whole shares of fully paid and nonassessable common stock of the Corporation as said stockholders shall be entitled to under this resolution: and

         RESOLVED FURTHER, that all options for the purchase of common stock of the Corporation that are outstanding but not exercised at the Record Date shall be adjusted as follows: (i) the number of shares covered by each such option at the Record Date shall be multiplied by two (2); and (ii) the exercise price per share of each such option at the Record Date shall be divided by two and rounded to the nearest one cent ($.01); and the number of shares reserved for issuance at the Record Date under the Corporation's Shareholder Rights Plan and the Corporation's Option Plans including the 1986 Long-Term Incentive Plan, 1995 Long-Term Incentive Plan, Restated Non-Employee Director's Stock Plan, and the Employee Stock Purchase Plan shall be adjusted by multiplying such numbers of shares by two;

         RESOLVED FURTHER, that in any case where a legend is affixed to the original stock, the stock issued as a result of the stock split of said original stock shall carry the same legend; and

         RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed to prepare, execute, file and deliver such documents and take such other action as they may deem necessary to effect such stock split, including but not limited to the filing of notices with the Securities and Exchange Commission and the Nasdaq Stock Market, and the preparation and delivery of notices to holders of stock options setting forth the adjustments described above.

         RESOLVED FURTHER, that the Board of Directors pursuant to the provisions of the Minnesota Business Corporation Act, hereby authorizes the amendment of the Corporation's Restated Articles of Incorporation increasing the shares of authorized common stock from 20,000,000 shares, par value $.10, to 40,000,000 shares, par value $.10;

         FURTHER RESOLVED, that, to effect said amendment, Article V of the Corporation's Restated Articles of Incorporation hereby is amended to read as follows:

                                        "ARTICLE V

              "The total authorized number of par value common shares of the corporation shall be Forty Million (40,000,000), all of one class, and the par value of each share shall be Ten Cents ($.10)."

     I further certify that the Amendment to the Restated Articles of Incorporation referred to in the foregoing resolutions will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of capital stock of the Corporation and will not result in the percentage of authorized shares that remains unissued after the stock split exceeding the percentage of authorized shares that were unissued before the stock split.

     IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of July, 1996.



                                    /s/ Paul Baszucki
                                  ----------------------------------------
                                  Paul Baszucki, Co-Chairman of the Board
                                  of Directors and Chief Executive Officer